Termination Amendment
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000
Between
PRUDENTIAL INSURANCE COMPANY OF AMERlCA (formerly Pruco Life
Insurance Company) hereinafter ("THE COMPANY")
AND
TRANSAMERlCA FINANCIAL LIFE .INSURANCE COMPANY (formerly Ausa Life
Insurance Company, Inc.) hereinafter ("THE REINSURER")

The parties hereby agree to the following:

1.

This Agreement is terminated for new business effective as of January I. 2005.

2.

                                                                                                The parties shall remain liable after the termination for all reinsurance which became effective prior to termination of this Agreement.

This Amendment does not alter, amend or modify the Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the
Agreement together with all amendments and supplements thereto.

Executed in duplicate by                                                                                                                  Executed in duplicate by
THE PRUDENTIAL INSURANCE                                                                                                TRANSAMERICA FINANCIAL
COMPANY OF AMERICA                                                                                                            LIFE INSURANCE COMPANY

on March 18, 2005                                                                                                                           on February 8, 2005

By: /s/ Nicholas M. Simonelli                                                                                                        By: /s/ Glenn Cunningham
Title  VP & Actuary                                                                                                        Title  Vice President

By: /s/ Phillip J. Grigg                                                                                                                     By: /s/ Susan E. Mack
Title  VP & Actuary                                                                                                        Title  Vice President & Corporate Counsel

5940-22A                                                                                                                                                                                                  apn
(formerly 5934-03)